Exhibit 99.1

                           HARVEY HOME ENTERTAINMENT

For Immediate Release
December 28, 2007

   Harvey Electronics, Inc. Announces Filing for Protection under Chapter 11

LYNDHURST, N.J.--(BUSINESS WIRE)--Harvey Electronics, Inc. ("Harvey" or the "Company" Symbol HRVE.OB) announced today that it has filed a voluntary petition for Chapter 11 with the United States Bankruptcy Court for the Southern District of New York (the "Court"). Harvey will continue to operate its business and manage its property as a debtor-in-possession, and expects to promptly file a plan of reorganization. This plan, as finally approved, may adversely affect Harvey's outstanding common stock through the issuance of substantial additional shares or common stock, or otherwise. The Debtor hopes to emerge from Court protection by the spring of 2008.

Several recent events have necessitated the Chapter 11 filing. The distraction and expense related to unsuccessful merger negotiations with Myer-Emco, Inc. cost Harvey over $1.2 million. The merger talks broke off after financing became more difficult as credit markets tightened. The expense of the failed Myer-Emco transaction, plus the inability to raise new equity capital in the months immediately following the failed acquisition, triggered a delisting of its common stock from the NASDAQ Stock Market and created an event of default under the existing senior secured credit agreement.

Michael E. Recca, Harvey's Interim Chief Executive Officer at the time of today's filing, was also named Chief Restructuring Officer of the Debtor. Mr. Recca said, "We regret that Harvey's best path to reorganization is through the Courts, but despite the other distractions over the past year, our custom installation business remains strong. This step allows us to accelerate the transformation of our business from a specialty retailer with a home installation business to a home installation expert with appropriate retail distribution. While we will be closing and right-sizing some locations, we expect the majority of our stores will continue to play a critical role in our future operations. We offer some of the finest audio, video and home theater products from some of the most prestigious lines in the world. Most importantly, Harvey believes it has the finest team of sales consultants, design engineers, and field installation technicians in the business, and with their help we will continue to provide our customers superior audio and video entertainment solutions in the tri-state area."

YA Global Investments, L.P., the current secured lender, has agreed to provide Harvey with a $1.5 million Debtor-in-Possession line of credit, subject to bankruptcy court approval of the terms of the financing.

Ruskin Moscou Faltischek, P.C. of Uniondale, NY is acting as Harvey's bankruptcy counsel, BDO Consulting, a division of BDO Seidman, LLP, will act as financial advisor, and the Trenwith Group, LLC is providing investment banking services to the Debtor.

From time to time, information provided by the Company, statements made by its employees or information, included in its filings with the Securities and Exchange Commission may contain statements, which are so-called "forward-looking statements" and not historical facts. Forward-looking statements can be identified by the use of words such as "believe," "expect," "intend,"
"anticipate," "in my opinion," and similar words or variations. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, including, but not limited to, product demand, pricing, market acceptance, litigation, risks in product and technology development and other risk factors detailed in the Company's Prospectus dated March 31, 1998 and from time to time in the Company's Securities and Exchange Commission reports including its Form 10-K and Forms 10-Q.

                                    Contacts

Harvey Electronics, Inc.
(operating as Debtor-in-Possession)
Michael E. Recca, Interim CEO &
Chief Restructuring Officer
201-846-0078, ext 2501
mer@mrecca.com
or
Ruskin Moscou Faltischek, P.C. -- Debtor Counsel
Jeffrey A. Wurst, Esq. and Harold S. Berzow, Esq.
516-663-6600
or
BDO Consulting -- Debtor's Financial Advisor
Marlene Rabinowitz, CPA
212-885-8348
or
Trenwith Group, LLC -- Debtor's Investment Bank
Jeffrey R. Manning, Managing Director
301-634-0233
jrmanning@Trenwith.com